UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2006

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 27, 2006, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Cisco Systems, Inc. (the “Company”) approved the Professional and Leadership Incentive Plan – FY 2007 (the “Plan”). Under the Plan, all eligible employees, including each named executive officer, other than John Chambers whose bonus is determined by the Committee in its sole discretion, would be eligible at fiscal 2007 year end for the award of a cash bonus. The cash bonus of each named executive officer is based on an incentive target of 60% of base salary and the achievement of the following objective and subjective factors as determined by the Committee in its sole discretion: company performance (based on worldwide revenue and profit before interest and tax targets); customer satisfaction; and individual performance. Actual bonuses may be greater or less than the 60% incentive target based on the level of achievement of the foregoing factors as determined by the Committee in its sole discretion. The Committee may also authorize mid-fiscal year advances on fiscal year end incentive payments under the Plan if the company performance factors are satisfied.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
10.1	Professional and Leadership Incentive Plan – FY 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: July 31, 2006	By:	/s/ Dennis Powell
	Name:	Dennis Powell
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Professional and Leadership Incentive Plan—FY 2007